UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 15, 2009

PACIFIC COAST NATIONAL BANCORP
(Exact name of registrant as specified in its charter)

California	000-51960	61-1453556
(State or other jurisdiction of incorporation)	(Commission File Number	I.R.S. Employer Identification No.)

905 Calle Amancer, San Clemente, CA	92673
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (949) 361-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17   CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 16, 2009, as part of the Troubled Asset Relief Program (“TARP”) Capital Purchase Program of the United States Department of the Treasury (“Treasury”), Pacific Coast National Bancorp (the “Company”) entered into a Letter Agreement and Securities Purchase Agreement (collectively, the “Purchase Agreement”) with Treasury, pursuant to which the Company (i) sold to Treasury 4,120 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”), having a liquidation preference amount of $1,000 per share, for a purchase price of $4,120,000 in cash and (ii) issued to Treasury a warrant (the “Warrant”) to purchase 206.00206 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”), at an exercise price of $0.01 per share.  Immediately after the issuance of the Warrant, Treasury exercised the Warrant in a cashless exercise resulting in the net issuance of 206 shares of the Series B Preferred Stock, having a liquidation preference amount of $1,000 per share, to Treasury.  The Purchase Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

The Series A Preferred Stock entitles its holder(s) to cumulative dividends on the liquidation preference amount on a quarterly basis at a rate of 5% per annum for the first five years, and 9% per annum thereafter.  The Series B Preferred Stock entitles its holder(s) to cumulative dividends on the liquidation preference amount on a quarterly basis at a rate of 9% per annum from the date of issuance.  Subject to the prior approval of the Board of Governors of the Federal Reserve System, the Series A and Series B Preferred Stock are redeemable at the option of the Company in whole or in part at a redemption price of 100% of the liquidation preference amount plus any accrued and unpaid dividends, provided that such stock may be redeemed prior to the first dividend payment date falling after the third anniversary of the issue date (i.e., prior to February 15, 2012) only if (i) the Company has raised aggregate gross proceeds in one or more Qualified Equity Offerings (as defined below) of at least $1,030,000 (in the case of the Series A Preferred Stock) and $51,500 (in the case of the Series B Preferred Stock) and (ii) the aggregate redemption price does not exceed the aggregate net proceeds from such Qualified Equity Offerings.  None of the shares of Series A Preferred Stock may be redeemed until all of the shares of Series B Preferred Stock have been redeemed.  A “Qualified Equity Offering” is defined as the sale for cash by the Company of common stock or preferred stock that qualifies as Tier 1 capital under applicable regulatory capital guidelines.  The restrictions on redemption and other terms of the Series A and Series B Preferred Stock are set forth in the certificates of determination for the Series A and Series B Preferred Stock described in Item 5.03 below.

Neither the Series A Preferred Stock nor the Series B Preferred Stock is subject to any contractual restrictions on transfer.  The Company is required to take all steps as may be reasonably requested by Treasury to facilitate the transfer of the Series A and Series B Preferred Stock.

The Purchase Agreement also subjects the Company and its senior executive officers to executive compensation limitations included in the Emergency Economic Stabilization Act of 2008 (the “EESA”) and related Treasury regulations.  In this connection, each of the Company’s three executive officers expected to be named in the compensation tables in the Company’s next annual meeting proxy statement (i) entered into a Compensation Modification Agreement acknowledging that the EESA executive compensation limits and related Treasury regulations may require modification of their compensation plans, agreements and other arrangements to the extent these relate to the period during which Treasury holds any securities of the Company acquired through the TARP Capital Purchase Program and (ii) executed a waiver voluntarily waiving any claim against Treasury or the Company for any changes to such executive officer’s compensation plans, agreements or arrangements that are required to comply with the regulation issued by Treasury under the TARP Capital Purchase Program as published in the Federal Register on October 20, 2008.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated by reference into this Item 3.02.  The issuance and sale of the Series A Preferred Stock, Warrant and Series B Preferred Stock was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act.  The Company has not engaged in a general solicitation or advertising with regard to the issuance and sale of such securities and has not offered securities to the public in connection with this issuance and sale.

Item 3.03 Material Modification to Rights of Security Holders.

Under the terms of the Purchase Agreement, unless and until all of the shares of the Series A and Series B Preferred Stock have been transferred by Treasury to third parties or been redeemed by the Company, (i) prior to the third anniversary of the date of issuance of the Series A and Series B Preferred Stock, the Company may not pay dividends on its common stock without the consent of Treasury, (ii) from the third anniversary until the tenth anniversary of the date of issuance of the Series A and Series B Preferred Stock, the Company must obtain the consent of Treasury for any increase in annual cash dividends on the Company’s common stock (if it is then paying dividends on its common stock) of more than 3% from the prior year, and (iii) after the tenth anniversary of the date of issuance of the Series A and Series B Preferred Stock, the Company must obtain Treasury’s consent for any dividends on its common stock.  In addition, unless all of the shares of the Series A and Series B Preferred Stock have been transferred to third parties or been redeemed by the Company, Treasury’s consent is generally required for any repurchases by the Company of its common stock.

Under the terms of the Series A and Series B Preferred Stock, the ability of the Company to declare or pay dividends or distributions on, or repurchase, redeem or otherwise acquire for consideration, shares of its Junior Stock and Parity Stock will be subject to restrictions in the event that the Company fails to declare and pay full dividends on the Series A and Series B Preferred Stock. These restrictions are set forth in the certificates of determination for the Series A and Series B Preferred Stock described in Item 5.03.

“Junior Stock” means the Company’s common stock and any other class or series of stock of the Company the terms of which expressly provide that it ranks junior to the Series A and Series B Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of the Company. “Parity Stock” means any class or series of stock of the Company the terms of which do not expressly provide that such class or series will rank senior or junior to the Series A and Series B Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of the Company (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).

Item 5.02 Departure of Directors or Certain Officers; Election of; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

The information concerning executive compensation set forth under Item 1.01 is incorporated by reference into this Item 5.02.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 15, 2009, the Company filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of the State of California (“CA SOS”) authorizing one million shares of preferred stock, par value $0.01 per share.  This amendment was approved by the Company’s shareholders at a meeting held on January 15, 2009.  The Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

On January 15, 2009, the Company filed certificates of determination with the CA SOS for the purpose of fixing the designations, preferences, limitations and relative rights of the Series A and Series B Preferred Stock.  The certificates of determination for the Series A and Series B Preferred Stock are attached hereto as Exhibits 3.2 and 3.3, respectively, and are incorporated herein by reference.

The terms of the Series A and Series B Preferred Stock provide that in the event the Company fails to pay dividends on the Series A and Series B Preferred Stock for six or more quarterly dividend periods (whether or not consecutive), the holder(s) of the Series A and Series B Preferred Stock have the right to elect two directors of the Company; this right ends when the unpaid dividends on the Series A and Series B Preferred Stock have been paid in full.  As required by Treasury, on January 15, 2009, the Board of Directors of the Company amended Article III, Section 2 of the Company’s Bylaws to provide that so long as the Series A and Series B Preferred Stock remain outstanding, in the event the Company fails to pay dividends on the Series A and Series B Preferred Stock for six or more quarterly dividend periods (whether or not consecutive), the authorized number of directors of the Company will automatically increase by two.  A copy of the bylaw amendment is attached hereto as Exhibit 3.4 and is incorporated herein by reference.  The Company is required by agreement with Treasury to maintain, so long as any shares of Series A or Series B Preferred Stock remain outstanding, at least two open director seats for the holder(s) of the Series A and Series B Preferred Stock to elect directors under the circumstances described above.  A copy of the agreement between the Company and Treasury pertaining to the election of directors by the holder(s) of the Series A and Series B Preferred Stock is attached hereto as Exhibit 4.4 and is incorporated herein by reference.

Item 8.01 Other Information.

On January 16, 2009, the Company issued a press release announcing the issuance of the Series A and Series B Preferred Stock to Treasury. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)             Exhibits

           The following exhibits are filed herewith:

Exhibit	No. Description of Exhibit

3.1	Certificate of Amendment of Articles of Incorporation of Pacific Coast National Bancorp

3.2	Certificate of Determination of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (“Series A Preferred Stock”), of Pacific Coast National Bancorp

3.3	Certificate of Determination of Fixed Rate Cumulative Perpetual Preferred Stock, Series B (“Series B Preferred Stock”), of Pacific Coast National Bancorp

3.4	Amendment to Article III, Section 2 of the Bylaws of Pacific Coast National Bancorp

4.1	Form of Certificate for the Series A Preferred Stock

4.2	Warrant for Purchase of Shares of Series B Preferred Stock (“Warrant”)

4.3	Form of Certificate for the Series B Preferred Stock

4.4
Letter Agreement dated January 16, 2009 between Pacific Coast National Bancorp and United States Department of the Treasury pertaining to the election of directors by the holder(s) of the Series A and Series B Preferred Stock

10.1
Letter Agreement, including Schedule A, and Securities Purchase Agreement, dated January 16, 2009, between Pacific Coast National Bancorp and United States Department of the Treasury, with respect to the issuance and sale of the Series A and Series B Preferred Stock and the Warrant

10.2
Form of Compensation Modification Agreement and Waiver, executed by each of:

Michael S. Hahn
President and Chief Executive Officer
Pacific Coast National Bancorp and Pacific Coast National Bank

Terry A. Stalk
Executive Vice President and Chief Financial Officer
Pacific Coast National Bancorp and Pacific Coast National Bank

David L. Adams
Executive Vice President, Chief Lending Officer and Interim Chief Credit Officer
Pacific Coast National Bancorp and Pacific Coast National Bank

99.1	January 16, 2009 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PACIFIC COAST NATIONAL BANCORP

Date: January 21, 2009	By: /s/ Michael S. Hahn
Michael S. Hahn
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	No. Description of Exhibit

3.1	Certificate of Amendment of Articles of Incorporation of Pacific Coast National Bancorp

3.2	Certificate of Determination of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (“Series A Preferred Stock”), of Pacific Coast National Bancorp

3.3	Certificate of Determination of Fixed Rate Cumulative Perpetual Preferred Stock, Series B (“Series B Preferred Stock”), of Pacific Coast National Bancorp

3.4	Amendment to Article III, Section 2 of the Bylaws of Pacific Coast National Bancorp

4.1	Form of Certificate for the Series A Preferred Stock

4.2	Warrant for Purchase of Shares of Series B Preferred Stock (“Warrant”)

4.3	Form of Certificate for the Series B Preferred Stock

4.4
Letter Agreement dated January 16, 2009 between Pacific Coast National Bancorp and United States Department of the Treasury pertaining to the election of directors by the holder(s) of the Series A and Series B Preferred Stock

10.1
Letter Agreement, including Schedule A, and Securities Purchase Agreement, dated January 16, 2009, between Pacific Coast National Bancorp and United States Department of the Treasury, with respect to the issuance and sale of the Series A and Series B Preferred Stock and the Warrant

10.2
Form of Compensation Modification Agreement and Waiver, executed by each of:

Michael S. Hahn
President and Chief Executive Officer
Pacific Coast National Bancorp and Pacific Coast National Bank

Terry A. Stalk
Executive Vice President and Chief Financial Officer
Pacific Coast National Bancorp and Pacific Coast National Bank

David L. Adams
Executive Vice President, Chief Lending Officer and Interim Chief Credit Officer
Pacific Coast National Bancorp and Pacific Coast National Bank

99.1	January 16, 2009 Press Release